Exhibit 10.17

Subject to a request for confidential treatment, certain provisions of this agreement have been intentionally omitted. The omitted portions subject to the confidential treatment request are designated by three asterisks (***). A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

NRP104

ACTIVE PHARMACEUTICAL INGREDIENT

SUPPLY AGREEMENT

by and between

Supplier Name:	Organichem Corporation

Address:	33 Riverside Avenue Rensselaer, New York 12144

(“ORGANICHEM”)

and

Sponsor Name:	NEW RIVER Pharmaceuticals Inc.

Address:	1881 Grove Avenue Radford, Virginia 24141

(“NEW RIVER”)

-i-

ACTIVE PHARMACEUTICAL INGREDIENT
SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (the “Agreement”) is entered into as of May 18, 2006 (the “Effective Date”), by and between ORGANICHEM CORPORATION, a Delaware corporation, with offices at 33 Riverside Avenue, Rensselaer, New York 12144 (“ORGANICHEM”) and NEW RIVER PHARMACEUTICALS INC., a Virginia corporation, with corporate offices at 1881 Grove Avenue, Radford, Virginia 24141 and its designees (“NEW RIVER”).

WHEREAS, ORGANICHEM is a contract manufacturer of bulk active ingredients with expertise in current Good Manufacturing Practices;

WHEREAS, NEW RIVER is a specialty pharmaceutical company engaged in the discovery, development and commercialization of novel pharmaceutical products, including NRP104;

WHEREAS, ORGANICHEM and NEW RIVER (collectively, the “parties”), desire to establish mutually agreeable terms for the non-exclusive supply of NRP104 by ORGANICHEM to NEW RIVER;

WHEREAS, ORGANICHEM and NEW RIVER intend to implement this Agreement in connection with a separate Quality Agreement subject to and incorporating by reference the terms of this Agreement; and

WHEREAS, ORGANICHEM’s manufacturing location for NRP104 is 33 Riverside Avenue, Rensselaer, New York 12144;

NOW, THEREFORE, in consideration of: (i) ORGANICHEM’s agreement to contract manufacture and supply NRP104 to NEW RIVER for the monetary amounts set forth in this Agreement; (ii) the promises, covenants, agreements and other valuable consideration hereinafter set forth, the parties hereby agree as follows.

ARTICLE 1.	DEFINITIONS.

As used in this Agreement, the following words and phrases shall have the meanings provided below:

“Act” shall mean the United States Food, Drug and Cosmetic Act, as amended, and rules and regulations promulgated thereunder;

“Affiliate” means any individual or entity directly or indirectly controlling, controlled by, or under common control with such party. For purposes of this definition, “control” means the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting securities of a party, or the right to control the policy decisions of such party;

“Analytical Method(s)” shall mean the following tasks necessary for analytical methods development with respect to the API: [***]

“API” or “Active Pharmaceutical Ingredient” shall mean the active pharmaceutical ingredient designated by NEW RIVER as NRP104 as described in the Specifications;

“Applicable Laws” means (a) all applicable U.S. federal, state, and local law, rules, and regulations, including, without limitation, the United States Federal Food, Drug and Cosmetic Act, as amended, FDA regulations, the Controlled Substances Act, as amended, and DEA regulations, and (b) all applicable laws, statutes, rules, codes, regulations, orders, judgments and/or ordinances of Canada, Japan, or any country of the European Union (including any federal, state, provincial, or local political subdivision thereof) in which API is marketed;

“Certificate of Analysis” or “COA” shall mean the certificate attesting to the attributes for each batch of API delivered hereunder in the form contemplated by Section 3.05 of this Agreement;

“Certificate of Compliance” or “COC” shall mean the certificate stating the batch has been manufactured according to the relevant guidelines established by the FDA, including cGMP;

“cGMP” or “current Good Manufacturing Practices” shall mean the current Good Manufacturing Practice regulations and guidelines as promulgated by the United States Food and Drug Administration and the equivalent regulatory authorities of Canada, Japan, or the European Union, including any federal, state, provincial, or local political subdivision thereof in which API is marketed. cGMP shall include but not be limited to 21 CFR Part 210 and FDA Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients;

“Critical Materials” shall have the meaning set forth in the Quality Agreement;

“DEA” shall mean the United States Drug Enforcement Administration;

“Delivery Date” shall mean the requested delivery date for API supplied under this Agreement, as set forth in the applicable accepted Purchase Order;

“Drug Product” shall mean any and all pharmaceutical preparations suitable for human use which contain API that has been manufactured by ORGANICHEM pursuant to this Agreement;

“FDA or Food and Drug Administration” shall mean the United States Food and Drug Administration, or any successor entity thereto;

“Gm” shall mean grams;

“Improvement Program” shall have the meaning set forth in Section 6.04;

“Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trademarks, trademark applications, tradenames, Inventions, copyrights and industrial designs, relating specifically to the Manufacture of API;

“Invention” means information relating to any data, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

“Kg” shall mean kilograms;

“Manufacture” and “Manufacturing” means all steps and activities necessary to produce the API, including the manufacturing, processing, quality control, quality assurance, testing, and release of the API in compliance with the terms and conditions of this Agreement and the Quality Agreement;

“Mutual Confidentiality Agreement” shall mean the Non-Disclosure & Confidentiality Agreement entered into between NEW RIVER and Albany Molecular Research, Inc. (on its own behalf and for Organichem) with an Effective Date of March 27, 2003;

“NDA” or “New Drug Application” shall mean NEW RIVER’s New Drug Application covering API and filed by NEW RIVER with the FDA pursuant to section 505 of the Act;

“Near-Term Forecast” shall mean the estimated requirements of API for the first [***] [***] of a [***] forecast provided by NEW RIVER pursuant to Section 4.01, as set forth on such forecast;

“Process Transfer Plan” shall have the meaning set forth in Section 9.08;

“Purchase Order” shall mean the NEW RIVER documentation that sets forth the [***], as more fully described in Sections 3.01 and 4.02;
“Quality Agreement” shall mean the Quality Agreement between NEW RIVER and ORGANICHEM set forth in Appendix C hereof which Appendix is incorporated in and made a part of this Agreement;

“Raw Materials” shall mean the materials and ingredients required to be used by ORGANICHEM for the manufacture of API;

“Regulatory Authority(ies)” shall mean the FDA as well as other applicable U.S. and foreign authorities;

“Services” shall mean the manufacturing, quality control, quality assurance and stability testing, Analytical Methods and related services required for ORGANICHEM to Manufacture and supply API to NEW RIVER or its designee as contemplated in this Agreement;

“Sourcing Date” shall mean the date of the first delivery of API to NEW RIVER following FDA approval of NEW RIVER’s NDA for API;

“Specifications” shall mean the specifications for API set forth in the Quality Agreement attached hereto as Appendix C;

“Term” shall have the meaning set forth in Article 8;

“Validation Protocol” shall mean the validation of lots of API under a validation protocol prepared in accordance with the Quality Agreement.

ARTICLE 2.	MANUFACTURE.

2.01	The parties shall negotiate and agree to a Quality Agreement which shall govern all quality related matters pertaining to each party’s obligations hereunder.

2.02
During the term and pursuant to the conditions of this Agreement, ORGANICHEM shall provide the Services in accordance with the Specifications, cGMP, the terms of the Quality Agreement, and all Applicable Laws, including, but not limited to, those dealing with occupational safety and health, those dealing with public safety and health, those dealing with protecting the environment, and those dealing with disposal of wastes. During the term of this Agreement, ORGANICHEM shall not Manufacture and/or supply API, or perform any other Services with respect to API, for any person or entity other than NEW RIVER or its designees.

2.03
ORGANICHEM shall purchase, test and store at no cost to NEW RIVER, a stock of Raw Materials equivalent to a [***] supply of API based upon the most recent forecast provided by NEW RIVER in accordance with Article 4 hereunder. ORGANICHEM shall use and rotate the Raw Material in accordance with its own inventory management policies. Such policies shall be made available to NEW RIVER upon prior written request. ORGANICHEM shall be responsible for obtaining, at its own expense, sufficient quantities of Raw Materials for the Manufacture of API to meet [***] [***] of the most recent Near-Term Forecast. On NEW RIVER’S written request, ORGANICHEM shall notify NEW RIVER of its inventory of Raw Materials and its arrangements for further supply. The parties acknowledge that certain of the Raw Materials may not be immediately available from approved vendors and/or may require government approval prior to their purchase. The parties agree to reasonably cooperate to minimize the impact such lead times or government approvals may have upon ORGANICHEM’s production schedule and, provided that ORGANICHEM has acted in good faith to meet its obligations hereunder, failure to comply strictly with the provisions of this Section 2.03 for reasons beyond its direct control shall not constitute a breach of this Agreement.

2.04
ORGANICHEM agrees to Manufacture reasonable quantities of analytical reference standards as needed for testing of the API and the Drug Product and to supply them at cost to NEW RIVER for its use or the use by third party suppliers to NEW RIVER or its designee. ORGANICHEM agrees, upon NEW RIVER’s written request, to furnish written procedures for the preparation of the mutually agreed list of analytical reference standards to NEW RIVER.

2.05
ORGANICHEM shall be responsible for all process and equipment validation and shall take all reasonable steps necessary to pass government inspection by the applicable Regulatory Authority. ORGANICHEM shall be responsible for system suitability confirmation and confirmation of API Analytical Methods as required in this Agreement.

2.06
In accordance with cGMP, ORGANICHEM shall take all steps necessary to ensure that any API that may be produced by it pursuant to this Agreement shall be free of cross-contamination from any other manufacturing or similar activities and be responsible for validated cleaning and changeover procedures prior to Manufacturing any API for NEW RIVER.

2.07
ORGANICHEM agrees to Manufacture API for NEW RIVER only at ORGANICHEM’s facilities located at 33 Riverside Avenue, Rensselaer, New York 12144. ORGANICHEM shall not Manufacture the API at a different location without first obtaining the prior written consent of NEW RIVER, which consent shall not be unreasonably delayed or withheld. The cost of any such change in location shall be borne solely by ORGANICHEM.

2.08
ORGANICHEM will use commercially reasonable efforts to obtain all necessary regulatory permissions, permits, and licenses to Manufacture API based on the applicable DEA schedule and [***] of the highest annual volume of API set forth in the Tiered Commercial Quote attached hereto as Appendix A provided that NEW RIVER has furnished to ORGANICHEM all reasonably necessary supporting documentation to permit ORGANICHEM to obtain such regulatory permission, permits, and licenses.

2.09
ORGANICHEM shall reasonably assist NEW RIVER in preparing and updating any required regulatory submissions and all other documents required by the Regulatory Authorities from NEW RIVER for approval of the API under the terms sent forth in an applicable Statement of Work, which will be mutually agreed upon in writing by NEW RIVER and ORGANICHEM and, upon such mutual agreement, deemed incorporated into this Agreement.

2.10
ORGANICHEM shall not change the Manufacturing process, the Specifications or the Analytical Methods without the prior written consent of NEW RIVER, which shall not be unreasonably delayed or withheld. ORGANICHEM shall provide NEW RIVER with a detailed written report of all proposed changes to the Manufacturing process, the Specifications, or the Analytical Methods prior to NEW RIVER’s consideration of such request, as covered in the Quality Agreement.

2.11
Each party agrees to promptly forward to the other party copies of any written communication received by such party from a Regulatory Authority that may be reasonably expected to affect the Manufacture of API as contemplated herein, and shall confer with each other with respect to the best means to comply with any new or modified requirements.

2.12
If NEW RIVER is required by the Regulatory Authorities to change the Specifications, the Critical Materials, sources of Cirtical Materials or Analytical Methods with respect to API, ORGANICHEM shall use [***] efforts to accommodate such request, and NEW RIVER and ORGANICHEM shall use [***] efforts to agree upon a revised fee for the Services if necessary in respect of such required change.

2.13
If NEW RIVER requests in writing a change in the Manufacturing process, the Specifications, the Critical Materials, source of Critical Materials or Analytical Methods with respect to the API that is not the result of a Regulatory Authority requirement, ORGANICHEM shall use [***] efforts to accommodate such request, and NEW RIVER shall reimburse ORGANICHEM for any reasonable additional costs associated with such change.

2.14
If ORGANICHEM requests in writing a change in the Manufacturing process, the Specifications, the Critical Materials, source of Critical Materials or Analytical Method with respect to API that is not the result of a Regulatory Authority requirement, NEW RIVER shall use [***] efforts to accommodate such request, provided that any such change shall be at ORGANICHEM’s sole expense, unless otherwise agreed upon in writing by the Parties.

2.15
Unless otherwise agreed to in writing by the Parties, NEW RIVER shall have the sole responsibility for filing all documents with the FDA and taking any other actions that may be required for the receipt of FDA Approval for the commercial Manufacture of API. ORGANICHEM shall assist NEW RIVER, to the extent consistent with ORGANICHEM’s obligations under this Agreement, to obtain FDA Approval for the commercial Manufacture of API as quickly as reasonably possible.

ARTICLE 3.	PURCHASE ORDERS, TESTING AND SUPPLY.

3.01
NEW RIVER shall submit Purchase Orders to ORGANICHEM for all API and related Services requested under this Agreement, which requests may be made by NEW RIVER from time to time at NEW RIVER’s discretion. Each such Purchase Order shall set forth in reasonable detail the quantities of API that are desired by NEW RIVER, any additional Services that may be desired by NEW RIVER, and the desired date of delivery for such API and related Services. NEW RIVER shall not be bound by any obligation that has not been reduced to writing and executed by NEW RIVER. When executed by both parties, such Purchase Order shall become exhibits to and incorporated into, this Agreement. In the event of any difference between the terms and conditions contained in any such Purchase Order and those contained herein, the terms and conditions of this Agreement shall prevail.

3.02	The API ordered for any month may be [***] and ORGANICHEM shall use [***] efforts to [***], except that any Purchase Order submitted by NEW RIVER shall [***] and ORGANICHEM shall [***]

3.03
Raw Materials and API supplied hereunder shall conform to the Specifications (as set forth in the Quality Agreement) and such conformance shall be verified in accordance with procedures set forth in the Quality Agreement and this Article 3. To the extent that any provision relating to safety or quality control documents or procedures that is set forth in the Specifications or the Quality Agreement conflicts with any provision in this Article 3, the provision in the Specification or Quality Agreement (as the case may be) shall govern and supersede the conflicting provision(s) in this Article 3.

3.04
ORGANICHEM agrees that once the validation of the Manufacturing process has been completed, it will prepare, [***], all analytical reference standards required for its use during the preparation, release testing of Raw Materials, intermediates or finished API. ORGANICHEM will continue to provide for its purposes reasonable quantities of such analytical reference standards throughout the Term.

3.05
ORGANICHEM's laboratory personnel shall obtain a representative sample from each batch of API produced by ORGANICHEM. In testing API, ORGANICHEM shall assay and analyze such samples in accordance with the agreed upon Analytical Methods, and the Specifications set forth in the Quality Agreement, and shall promptly prepare a CoA / CoC in a format agreed to in writing by the parties. Such CoA / CoC shall identify the batch of API to which it relates. ORGANICHEM shall provide NEW RIVER with a copy of the CoA / CoC containing the address of the Manufacture for each batch upon delivery of such batch in the format required by NEW RIVER.

3.06
If ORGANICHEM’s analysis or assay indicates that such batch does not meet Specifications, ORGANICHEM shall promptly advise NEW RIVER of its noncompliance. ORGANICHEM shall reasonably cooperate with NEW RIVER to determine the cause of the failure of the API to meet Specifications. ORGANICHEM shall not ship any API hereunder which, as indicated by a sample assay or analysis as set forth above, does not conform to Specifications without the prior written consent of NEW RIVER.

3.07
ORGANICHEM shall not rework any batch of API without NEW RIVER’s prior written consent, which consent shall not be unreasonably withheld. All non-specification (out-of-Specification) API not capable of being reworked or reprocessed to meet Specification shall be disposed of by ORGANICHEM. In the event that API does not meet Specifications due to ORGANICHEM’s [***] [***], then ORGANICHEM shall be [***]. In the event that such noncompliance with the Specifications is for any reason other than ORGANICHEM’s [***], the parties shall [***] cooperate to determine [***]

3.08
ORGANICHEM shall package, label and otherwise prepare for bulk shipment API as outlined in the Quality Agreement, in accordance with the instructions for shipping and packaging included in the applicable Purchase Order, applicable transport regulations and guidelines, and as approved by NEW RIVER or its designee.

3.09
Each shipment of API hereunder will be shipped to a facility of NEW RIVER or its designee, as designated on a Purchase Order governing such shipment or by subsequent written instruction given by NEW RIVER. ORGANICHEM will include the current Material Safety Data Sheet (“MSDS”), Certificate of Analysis and Certificate of Compliance, as required with each shipment, for API.

3.10
In the event that, with respect to the [***] period covered by a particular Near-Term Forecast, the quantity of API needed by NEW RIVER shall exceed the amount forecast by NEW RIVER in such Near-Term Forecast, ORGANICHEM shall use [***] efforts to [***] and NEW RIVER shall reasonably cooperate with ORGANICHEM to [***]

3.11
In the event that ORGANICHEM is unable to provide Services in accordance with the terms of this Agreement, or the Quality Agreement, and such inability subsists or is likely to subsist on a rolling [***] cumulative basis (“Failure Period”), the parties agree to work together in good faith during the Failure Period to resolve the event causing ORGANICHEM’s failure to provide the Services and to procure the continued Services from ORGANICHEM as soon as reasonably practicable following resolution of the event causing the Failure Period. For the avoidance of doubt, failure of ORGANICHEM to use commercially reasonable efforts to obtain sufficient quota for Manufacture of API and/or [***] such that ORGANICHEM is unable to meet its obligations under Section 4.06, or the occurrence of any Quarterly Shortfall or Yearly Shortfall (as defined in Section 4.06), shall deemed to be a failure of ORGANICHEM to provide the Services that has continued beyond the applicable Failure Period set forth in Section 3.12, in response to which NEW RIVER may elect the remedy set forth in Section 3.12.

3.12
In the event that parties are unable to resolve the event leading to ORGANICHEM’s failure to provide the Services, and such failure continues beyond the Failure Period, then the [***], subject to possible reinstatement as provided in the final sentence of this Section 3.12. If ORGANICHEM is unable to resume providing the Services within the Failure Period, then ORGANICHEM shall: [***] For the avoidance of doubt, NEW RIVER shall not have any right to [***] Subject to NEW RIVER’s termination rights set forth in Section 4.06, NEW RIVER’s [***]

ARTICLE 4.	FORECASTS AND FIRM ORDERS.

4.01
Within [***] after the Effective Date of this Agreement, NEW RIVER will provide ORGANICHEM with a written, non-binding forecast showing NEW RIVER’s estimated requirements for API, by month, covering a [***] period. Following FDA approval of the first Drug Product, NEW RIVER will issue on the fifteenth (15th) day of every calendar [***] a non-binding forecast update for the next [***] period commencing on the first day of the immediately following quarter.

4.02	Firm orders for API shall be placed by NEW RIVER in writing (each such writing, a “Purchase Order”) on the [***] day of each [***] month and at a [***] prior to desired delivery date.

4.03
Provided Purchase Orders are consistent with the most recent Near Term Forecast (i.e., the quantity of API ordered by NEW RIVER for the [***] period covered by a particular Near-Term Forecast does not exceed the amount forecast by NEW RIVER in such Near-Term Forecast, by more than [***] as permitted in Section 3.02) , ORGANICHEM agrees to accept Purchase Orders from NEW RIVER and ship an amount of API identified in the applicable Purchase Order, up to the [***] Notwithstanding the foregoing, ORGANICHEM will use [***] efforts to meet NEW RIVER’s demand for API in amounts [***], and shall provide, upon NEW RIVER’s written request, written confirmation to NEW RIVER that ORGANICHEM has sufficient Manufacturing capacity to satisfy the most recent Near-Term Forecast. Within [***] after receipt of NEW RIVER’s Purchase Order, ORGANICHEM shall confirm receipt of the Purchase Order and confirm the delivery date of such quantity of API as set forth in the applicable Purchase Order.

4.04
NEW RIVER may cancel any Purchase Order by providing ORGANICHEM not less than [***] written notice. In the event that NEW RIVER cancels any order for API, NEW RIVER [***] For clarity, in the event NEW RIVER cancels a Purchase Order with less than [***], ORGANICHEM may, at its sole discretion, require that [***]

4.05
The parties recognize that the manufacture of API involves the use of a substance that is regulated by the DEA. For the purposes of fulfilling its obligations to obtain approval to manufacture such controlled substance, NEW RIVER shall, no later than April 1st of each calendar year of the Term, provide to ORGANICHEM a written estimate of its expected purchases of API from ORGANICHEM during the following calendar year. NEW RIVER shall also promptly notify in writing any significant change in such forecast following the April 1st forecast. The parties agree that ORGANICHEM’s inability to produce API resulting from a failure of NEW RIVER to accurately project NEW RIVER’s requirements for API or failure of DEA to grant such quota or other permissions as may be required by ORGANICHEM to fulfill its obligations hereunder, provided that ORGANICHEM has otherwise made all reasonable efforts to request such permissions in a timely manner, may qualify as a force majeure event pursuant to Article 18.

4.06
If [***] of API that is ordered and scheduled for delivery in any one calendar quarter pursuant to applicable accepted Purchase Orders, as established by the applicable Delivery Date, is not delivered in that calendar quarter in accordance with the mutually agreed upon delivery dates (a “Quarterly Shortfall”) then NEW RIVER, in addition to any other rights available to it under this Agreement, may terminate this Agreement on [***] written notice. Similarly, if [***] of API that is ordered and scheduled for delivery in any one calendar year pursuant to applicable accepted Purchase Orders, as established by the applicable Delivery Date, is not delivered in that calendar year in accordance with the mutually agreed upon delievery dates (a “Yearly Shortfall”), then NEW RIVER, in addition to any other rights available to it under this Agreement, may terminate this Agreement on [***] written notice. Termination under this Section 4.06 shall be subject to the provisions of Article 9.

4.07	[***]

ARTICLE 5.	SHIPPING AND DELIVERY; ACCEPTANCE AND REJECTION.

5.01
Unless otherwise agreed upon by the parties in writing, NEW RIVER will provide requested shipping and delivery dates at the time firm orders are placed. API Manufactured by ORGANICHEM shall be shipped to NEW RIVER FCA (Incoterms, 2000) Rensselaer, New York via NEW RIVER’s designated carrier.

5.02
A bill of lading will be furnished to NEW RIVER with respect to each shipment. At the time of shipment, ORGANICHEM represents and warrants that API will be free and clear of any liens or encumbrances placed thereon.

5.03	ORGANICHEM agrees to ship products hereunder in a timely manner so as to comply with the scheduled Delivery Dates as set forth in the relevant Purchase Orders.

5.04	NEW RIVER shall notify ORGANICHEM in writing of any loss or damage of API within the following time limits:

(a)
Notification by NEW RIVER to ORGANICHEM of partial loss, damage, defects or non-delivery of any separate part of a consignment shall be made promptly by NEW RIVER after delivery to NEW RIVER, and if loss, damage, defects or partial non-delivery are not evident to NEW RIVER at the time of delivery, such notification by NEW RIVER to ORGANICHEM shall be made no later than [***] after delivery to NEW RIVER or its designee. If a defect is not apparent upon acceptance, NEW RIVER may notify ORGANICHEM up to [***] from receipt of that lot of API.

(b)
Notification by NEW RIVER to ORGANICHEM of an entire non-delivery to NEW RIVER of a whole consignment shall be made within [***] from the date NEW RIVER should have received notice of dispatch of such consignment, or within such longer period as may be agreed upon in writing between the parties.

(c)
In the event of such partial or full loss of such consignment, the parties will cooperate to insure that notification and follow-up with the involved ground and air carriers and customs or other warehouses is made in order to determine if such missing delivery can be located. NEW RIVER may assist ORGANICHEM in tracing such shipment and NEW RIVER [***] For such a consignment which has been accepted by such carrier but is not recovered or which is damaged or defective, [***]

5.05
NEW RIVER or its designee may test each batch of API and may reject any batch delivery which does not conform with the Specifications or with applicable documentation and process requirements as set forth in the Quality Agreement. In testing API, NEW RIVER or its designee shall use the agreed upon Analytical Methods, and the Specifications set forth in the Quality Agreement. NEW RIVER or its designee shall analyze the API (for purposes of determining whether the same meets Specifications) [***] from the date of receipt of the affected API and NEW RIVER shall report any adverse findings, except latent or hidden defects to ORGANICHEM within[***] from such date of receipt. Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection. If no such notice of rejection is received, NEW RIVER shall be deemed to have accepted such delivery of API within [***] of delivery of the batch.

5.06
After notice of rejection is given, NEW RIVER shall cooperate with ORGANICHEM in determining whether rejection is necessary or justified. ORGANICHEM will evaluate process issues and other reasons for such non-compliance. ORGANICHEM shall respond to NEW RIVER’s written notice of rejection within [***] of receipt, and shall advise NEW RIVER whether it accepts or challenges the basis for the notice of rejection. In the event that the compliance of the API lot cannot be resolved through the mutual agreement of the respective Quality Assurance groups in accordance with the Quality Agreement, then the parties will submit an agreed sample of the API lot to an independent qualified laboratory, mutually agreed upon by NEW RIVER and ORGANICHEM, for analysis and a determination whether, at the time of Manufacture, it complied with the Specifications. Both parties shall be bound by the results of such independent review, [***] Whether or not ORGANICHEM accepts NEW RIVER’s basis for rejection, promptly on receipt of a notice of rejection of a full batch of API, ORGANICHEM shall use [***] efforts at NEW RIVER’s request to [***] Any rejected API not replaced within ninety (90) days shall be deemed to have [***] for the purpose of evaluating ORGANICHEM’s performance under this Agreement (including without limitation the evaluation contemplated by Sections 3.11 and 4.06). [***] of such batch of API from any of ORGANICHEM’s required safety stock of API or Critical Materials may have the effect of reducing the level of such inventories below those required hereunder. If such [***] is necessary, NEW RIVER will provide ORGANICHEM with [***] (but no more than [***]) in which to replenish such inventories. If the third-party tester rules that the batch meets Specifications, NEW RIVER [***]

5.07
NEW RIVER may not destroy any batch of API that is subject to disagreement under Section 5.06 until it receives written notification from ORGANICHEM that ORGANICHEM does not dispute that the batch fails to meet Specifications and that ORGANICHEM does not request return of the API. Upon authorization from ORGANICHEM to do so, NEW RIVER shall destroy the API received in the rejected delivery promptly at [***] ORGANICHEM with certification of such destruction. NEW RIVER shall, upon receipt of ORGANICHEM’s request for return, promptly return said API to ORGANICHEM, [***]

ARTICLE 6.	PRICE FOR BULK API.

6.01	The price for the supply of API and related Services performed hereunder shall be identified as a cost per Kg delivered to NEW RIVER based on the [***]

6.02	As part of the cost of the bulk API, ORGANICHEM will provide and maintain bulk stability testing for API and provide NEW RIVER with the related data.

6.03
Beginning [***] after the Sourcing Date, the price of API from ORGANICHEM may be [***] in ORGANICHEM’s direct costs to Manufacture the API, including increases and decreases in the price of (a) Critical Materials, and/or (b) labor; provided, however, that no change in the price of API shall be effective until mutually agreed by the parties in a written amendment to this Agreement. NEW RIVER shall have the right, upon prior written notice to ORGANICHEM, to cause an independent accounting firm to audit ORGANICHEM’s records relevant to any changes in the direct costs to Manufacture the API for the purpose of verifying such changes. [***] Any increase in the price of API that is attributable to any factor other than the costs of Raw Materials (such as labor or other costs or fees that are not directly related to a rise in the cost of a starting material) shall be [***] if any, the percentage change in prices in the [***]

6.04
ORGANICHEM agrees to use commercially reasonable efforts to identify, target and implement all potential areas of cost reduction relating to the performance of its obligations under this Agreement including:

(a)	a reduction in all costs and expenses associated with the Manufacture of the API including the cost of Raw Materials, Manufacturing overhead, labor, operating costs and the delivery of the Product;

(b)	improvements in the yield of API; and

(c)	reduction of waste associated with the Manufacture of API

(collectively the “Improvement Program”).

Not less than [***] and upon [***], NEW RIVER and ORGANICHEM agree to discuss objectives for the Improvement Program, and to exchange relevant information in their possession relating to the Manufacture of API, including details of the cost of Raw Materials, the cost of the various stages of the Manufacture of API, and targets for cost reductions in order to pursue and implement the Improvement Program. The Parties shall use best efforts to achieve such objectives identified for the relevant year.

6.05	The parties shall allocate the benefits of cost reductions and improved efficiencies achieved as the result of the Improvement Program equally between NEW RIVER and ORGANICHEM.

ARTICLE 7.	PAYMENT.

Payment shall be made by NEW RIVER to ORGANICHEM [***] following the date of NEW RIVER’s receipt of an invoice for API from ORGANICHEM. Each such invoice shall, to the extent applicable, identify NEW RIVER’s Purchase Order number, product names and quantities delivered to NEW RIVER, unit price, Services provided, and the total amount to be remitted by NEW RIVER.

ARTICLE 8.	TERM.

This Agreement enters into effect on the Effective Date and shall remain in full force and effect for five (5) years from the Sourcing Date (the “Term”). Thereafter, it shall be extended on an annual basis from year to year, unless terminated by either party by giving no less than twelve (12) months prior written notice to the other party or terminated as provided for under the terms of Article 9.

ARTICLE 9.	TERMINATION.

9.01	Either party may terminate this Agreement as follows:

(a)
If the other party is unable to pay its debts as they come due, becomes bankrupt or insolvent or enters into liquidation whether compulsory or voluntary, or convenes a meeting of its creditors, or has a receiver appointed for all or part of its assets, or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business, either party may terminate this Agreement by giving the other party [***] prior written notice; or

(b)
If the other party commits a material breach of this Agreement, including, without limitation, ORGANICHEM’s breach of its obligations under Section 4.06, and if such material breach is not cured within [***] in the case of a breach not reasonably curable within [***], provided that the allegedly breaching party has made commercially reasonable efforts to cure such breach as quickly as possible) after written notice thereof to the party in breach, such notice to include a description of the nature of the breach, then the non-breaching party may terminate this Agreement immediately on written notice to the breaching party following such sixty [***] cure period (as applicable), provided that the material breach continues to exist following such cure period.

9.02
NEW RIVER may terminate this Agreement on not less than [***] prior written notice to ORGANICHEM only in the event that NEW RIVER fails to obtain approval by the FDA of its NDA for API and it publicly abandons its efforts to obtain such approval or, in the event that the FDA revokes such approval and NEW RIVER publicly discloses that it shall not seek reinstatement of such NDA.

9.03
If, following the [***] of the Effective Date, NEW RIVER is able to obtain API of equivalent quality and comparable quantities from any third party manufacturer at [***], NEW RIVER shall notify ORGANICHEM in writing and, if requested by ORGANICHEM, produce reasonable written evidence of [***]. ORGANICHEM shall have [***] from the date of notice to [***] but if ORGANICHEM does not or cannot do so for any reason within such [***] NEW RIVER shall be entitled, in its absolute discretion to either:

(a)	reduce its [***] under the terms of this Agreement from [***] of its [***] of its [***]; or

(b)	terminate this Agreement by giving [***] written notice to ORGANICHEM.

Any such termination shall be subject to the provisions of Section 9.05 and other applicable provisions hereunder.

9.04
Upon termination, expiration or cancellation of this Agreement for any reason, ORGANICHEM shall cease any ongoing production and take reasonable measures to limit further expenses associated with such ongoing production. Upon termination, expiration or cancellation of this Agreement for any reason by NEW RIVER (other than pursuant to Section 9.01(b)), [***]

9.05
Upon termination, expiration or cancellation of this Agreement for any reason, any undelivered API and API intermediate produced by ORGANICHEM shall be held by ORGANICHEM [***], and ORGANICHEM shall cooperate with NEW RIVER in the return, resale, disposal, or delivery to NEW RIVER, [***] of such materials as requested by NEW RIVER. Such obligation shall only apply to undelivered API or API intermediate to [***] API or API intermediate pursuant to Section 9.04 or, if the applicable terms of Section 9.04 do not apply, has [***] for API at the [***] for API or for API intermediates at a [***] After such [***], if so requested by NEW RIVER, ORGANICHEM shall store such API and/or API intermediates for no longer than [***] to be negotiated by the parties in good faith. After the end of such [***] (or earlier at NEW RIVER’s election), NEW RIVER shall either accept delivery of such API or API intermediates or provide ORGANICHEM with instructions for the disposal of such materials. Any such shipments or disposal [***]

9.06
Termination, expiration, or cancellation of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto, including but not limited, to the confidentiality and proprietary ownership provisions herein and the [***], and shall be without prejudice to the rights and remedies of either party with respect to the antecedent breach of any of the provisions of this Agreement.

9.07
Upon termination, expiration or cancellation of this Agreement for any reason, ORGANICHEM shall promptly return to NEW RIVER any and all materials, technical information, trade secrets and know-how relating to or including any modification to the synthesis of API provided by NEW RIVER to ORGANICHEM hereunder, if requested in writing by NEW RIVER. [***]

9.08
Following termination, expiration or cancellation of this Agreement for any reason other than NEW RIVER’s insolvency, bankruptcy, or liquidation, should NEW RIVER desire to Manufacture API at a non-ORGANICHEM facility, ORGANICHEM shall (a) grant NEW RIVER or its designee, a [***] under any ORGANICHEM Intellectual Property necessary for the Manufacture of API and performance of the Services (for the avoidance of doubt, such Intellectual Property shall specifically exclude ORGANICHEM’s process for the [***]); and (b) assist NEW RIVER in transferring Manufacturing of the API by providing support for the transfer of the Manufacturing process to NEW RIVER or an organization named by NEW RIVER, pursuant to a plan to be negotiated in good faith and agreed upon by the parties (the “Process Transfer Plan”). Such Process Transfer Plan shall include [***] and shall also include without limitation all documentation relating to process development, Manufacturing procedures, and product-specific procedures referenced in such Manufacturing procedures, test records and technical documents including testing and characterization of API, and any regulatory documents prepared by ORGANICHEM to support the Manufacture of API. ORGANICHEM shall provide NEW RIVER or its designee, at NEW RIVER’s or its designee’s expense, with reasonable assistance and co-operation in the transfer of any know how or technology required for the Manufacture or validation of the Services by such third party in a timely manner. Except in the event of termination of this Agreement pursuant to Section 9.01, [***] for Manufacturing transfer activities such as [***]ipping, and [***].

9.09
Termination, expiration or cancellation of this Agreement for any reason shall not affect the obligations and responsibilities of the parties pursuant to Articles 10, 12, 13, 14 and 17, all of which survive any termination, along with any additional terms in this Agreement necessary to give effect to such provisions (including without limitation any perpetual licenses contained herein).

ARTICLE 10.	ORGANICHEM REPRESENTATIONS, WARRANTIES AND COVENANTS.

ORGANICHEM makes the following assurances, representations, warranties and covenants that at all times during the Term and any extension of this Agreement:

10.01
ORGANICHEM (a) is duly organized, validly existing and in good standing under the laws of the state in which it is organized; (b) has the power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of Applicable Laws with respect to each facility and site to be used in the Manufacture or storage of API, except to the extent that any noncompliance would not materially adversely affect ORGANICHEM’s ability to perform its obligations in compliance with Applicable Laws and the terms set forth under the Agreement.

10.02
ORGANICHEM (a) has the power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and thereunder, (b) has the necessary facilities, equipment, know-how, procedures and personnel at its manufacturing site to Manufacture the API in compliance with this Agreement and the Quality Agreement and in sufficient quantities to satisfy its Manufacturing obligations contemplated under this Agreement, (c) shall not alter or otherwise effect any changes requiring FDA approval to any Manufacturing, processing or other component of API, including without limitation, the installation of new or upgraded equipment used in the Manufacture or processing of API, from that utilized on the Effective Date, except in accordance with this Agreement the Quality Agreement, and Applicable Laws, and (d) has taken all necessary action on the part of its officers and directors necessary to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder and thereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

10.03
All necessary licenses, permits, consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by ORGANICHEM in connection with the Agreement have been obtained.

10.04
The execution and delivery of the Agreement and the performance of ORGANICHEM’s obligations hereunder and thereunder (a) do not conflict with or violate any requirement of Applicable Laws or regulations or any material contractual obligation of ORGANICHEM and (b) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of ORGANICHEM. ORGANICHEM shall not in any event enter into any agreement or arrangement with any other party that would prevent or in any way interfere with ORGANICHEM’s obligations pursuant to this Agreement.

10.05
The Intellectual Property utilized by ORGANICHEM in connection with the provision of ORGANICHEM’s obligations under this Agreement (i) may be lawfully used as set forth in this Agreement and the Quality Agreement, and (ii) such use does not knowingly infringe any third party rights.

10.06
ORGANICHEM shall convey good title in any API delivered to NEW RIVER or its designee under this Agreement, and that all such API will be delivered to NEW RIVER or its designee free from any security interest, lien, or other encumbrance.

10.07
ORGANICHEM shall not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335a(a) or (b). The parties represent that they do not currently have, and covenants that they will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act.

10.08
ORGANICHEM is cognizant of current Good Manufacturing Practices as defined herein, that ORGANICHEM shall meet the requirements as provided for in the FDA Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients and the provisions of the Quality Agreement, and ORGANICHEM warrants that API delivered hereunder will (i) be Manufactured by ORGANICHEM in compliance with cGMP and other Applicable Laws, (ii) be Manufactured in compliance with the agreed-upon Manufacturing procedures described in the Quality Agreement and (iii) conform to the applicable Specifications set forth in the Quality Agreement hereto at the time of delivery. NEW RIVER’s remedies and ORGANICHEM’s liability with respect to this warranty are set forth below. This warranty is the only warranty made by ORGANICHEM with respect to API delivered hereunder, and may only be modified or amended by a written instrument signed by a duly authorized officer of ORGANICHEM and accepted by NEW RIVER. THE EXPRESS WARRANTY IN THIS SECTION 10.08 IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.09
Any lot of API delivered to NEW RIVER by ORGANICHEM which does not conform to Specifications and is rejected by NEW RIVER [***] of delivery, does not conform to Specifications as a result of latent or hidden defects, or is otherwise not in compliance with the warranty made in this Section 10.09, will, with ORGANICHEM’s [***] efforts, be [***] or, if ORGANICHEM has acknowledged in writing that it is unable to produce conforming API, [***] The remedy of [***] is available only if such nonconformance was not caused by NEW RIVER’s misuse, unauthorized modifications, neglect, improper testing or improper storage, including without limitation storage at inappropriate temperatures, transportation, use beyond any dating provided, by accident, fire or other hazard or other circumstances beyond the reasonable control of ORGANICHEM. THE EXPRESS OBLIGATIONS STATED IN THIS SECTION 10.09 AND ARTICLE 13 ARE IN LIEU OF ALL OTHER LIABILITIES OR OBLIGATIONS OF ORGANICHEM FOR DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS, DAMAGE OR BODILY OR PERSONAL INJURY, DIRECT OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF ORGANICHEM’S PRODUCTS.

10.10	All assurances, representations, warranties and covenants contained in this Article 10 shall survive termination of this Agreement.

ARTICLE 11.	INSPECTIONS, RECALLS AND SEIZURES.

11.01
The parties shall comply with the Quality Agreement with respect to government and regulatory inspections. At NEW RIVER’s request and expense, ORGANICHEM further agrees to use its best efforts to assist NEW RIVER or its designee in obtaining FDA approval of its NDA with respect to API, as well as approvals from any other government or agency which may be required for the marketing of API in any other country. Notwithstanding the foregoing, NEW RIVER shall not be obligated to [***] ORGANICHEM specifically agrees to cooperate with any inspection by the FDA or other regulatory agency, including but not limited to any inspection prior to approval of NEW RIVER’s NDA. ORGANICHEM shall permit a NEW RIVER representative to review any response it intends to make to the FDA only as it relates specifically to API. When required NEW RIVER shall assist ORGANICHEM in filing such requests as necessary to obtain DEA quotas and permits for the manufacture of API and the appropriate starting materials.

11.02
Upon prior written request and at mutually agreeable times, ORGANICHEM will permit representatives of NEW RIVER or its designee to observe such Manufacture of API and to have access to any relevant records in connection with such Manufacture as more fully provided in Quality Agreement. Upon reasonable written request to ORGANICHEM, NEW RIVER or its designee shall have the right to have representatives visit ORGANICHEM’s manufacturing facilities during normal business hours to review ORGANICHEM’s manufacturing operations and assess its compliance with cGMP and quality assurance standards and to discuss any related issues with ORGANICHEM’s manufacturing and management personnel.

11.03
ORGANICHEM shall notify NEW RIVER of any inspections by any governmental agency involving the API. NEW RIVER or its designee reserves the right to be present at ORGANICHEM during any inspection by any governmental agency but does not have the right to be directly involved with the inspection process. NEW RIVER or its designee reserves the right to review any findings by such governmental agency that are communicated to ORGANICHEM and directly related to API, and ORGANICHEM shall allow NEW RIVER to have a reasonable period in which to comment on any response before such response is sent to the governmental agency.

11.04
The parties shall comply with the Quality Agreement with respect to inspection and audit rights. NEW RIVER may perform an annual Quality or cGMP audit or inspect as necessary as defined in the Quality Agreement. NEW RIVER will provide notification, ORGANICHEM will not refuse so long as the request is reasonable [***] and within normal business hours. All audited data shall be treated as Confidential Information of ORGANICHEM and NEW RIVER or its designee shall not be permitted to remove or copy data without ORGANICHEM’s prior written consent. In accordance with the batch documentation audit schedule outlined in the Quality Agreement and upon NEW RIVER’s written request, ORGANICHEM shall supply NEW RIVER or its designee with copies of ORGANICHEM’s Manufacturing records, including its batch records, for the purposes of assuring product quality and compliance with agreed-upon Manufacturing procedures.

11.05
ORGANICHEM shall retain samples of API and isolated intermediates for each batch of API for a period of [***] after NEW RIVER’s acceptance of such batch. The sample size shall be [***] to conduct quality control testing. Upon NEW RIVER’s reasonable written request, ORGANICHEM shall provide NEW RIVER or its designee with up to [***] of the retained samples. Such request from NEW RIVER or its designee will fully document the reason(s) why such quantity of retained sample would be needed.

11.06	The parties shall comply with the Quality Agreement with respect to recall or seizure.

ARTICLE 12.	LIABILITY AND INSURANCE.

12.01
Other than for a party’s breach of its obligations under Articles 10 or 14, neither party shall be liable to the other party for any exemplary, special, punitive, incidental or consequential damages. The foregoing provision shall not be construed to limit a party’s indemnification obligations under this Agreement for third party claims which may include consequential, punitive or other types of damages.

12.02
Each party shall secure and maintain at its own expense during the term of this Agreement and any extension of this Agreement, commercial general liability insurance with an annual aggregate limit of [***] and products liability insurance for up to [***] Upon written request, each party shall furnish the other party with certificates of such commercial general liability and products liability insurance.

12.03
The liability provisions and insurance obligations set forth in this Article 12 shall survive termination of this Agreement, except to the extent such provisions or obligations are explicitly limited to the Term.

ARTICLE 13.	INDEMNIFICATION.

13.01
Subject to Article 12, NEW RIVER shall indemnify, defend and hold harmless ORGANICHEM (except to the extent ORGANICHEM is obligated to indemnify NEW RIVER as set forth below) against all claims, losses, damages and liabilities, [***] (“NEW RIVER Indemnification Claims”) asserted by a third party, to the extent arising out of or connection with:

(a)	NEW RIVER’s or its designee’s distribution, marketing, sale, and use of Drug Product;

(b)	a breach of NEW RIVER’s representations, warranties and covenants under this Agreement; or

(c)	NEW RIVER’s willful misconduct or negligence.

ORGANICHEM shall not settle any such claim without the prior written approval of NEW RIVER. NEW RIVER shall have the right, if NEW RIVER so wishes, to retain legal counsel of its own choosing, conduct negotiations to settle, settle or to conduct any litigation arising out of, any such claim. ORGANICHEM shall provide prompt written notice of any claim to NEW RIVER and shall cooperate in the defense of the claim.

13.02
Subject to Article 12, ORGANICHEM shall indemnify, defend and hold harmless NEW RIVER or its designee (except to the extent NEW RIVER is obligated to indemnify ORGANICHEM as set forth above) against all claims, losses, damages, and liabilities [***] (“ORGANICHEM Indemnification Claims”), to the extent arising out of or in connection with:

(a)	any failure of API supplied by ORGANICHEM hereunder to conform to Specifications as outlined in the Quality Agreement when it was delivered to NEW RIVER or its designee’s shipping agent;

(b)	any failure of API supplied by ORGANICHEM hereunder to be Manufactured in accordance with Applicable Laws, including without limitation, current Good Manufacturing Practices;

(c)	a breach of ORGANICHEM’s representations, warranties and covenants under this Agreement; or

(d)	ORGANICHEM’s willful misconduct or negligence.

NEW RIVER shall not settle any such claim without the prior written approval of ORGANICHEM, and that ORGANICHEM shall have the right, if it so wishes, to retain legal counsel of its own choosing, conduct negotiations to settle, settle or to conduct any litigation arising out of, any such claim. NEW RIVER shall provide prompt written notice of any such claim to ORGANICHEM and shall cooperate in the defense of the claim.

13.03	The indemnification obligations set forth in this Article 13 shall survive the termination of this Agreement.

ARTICLE 14.	CONFIDENTIALITY AND NON-USE.

14.01
NEW RIVER and ORGANICHEM agree that the provisions of the Mutual Confidentiality Agreement, which is incorporated herein by reference and made a part of this Agreement, shall apply to all confidential information disclosed by the parties under this Agreement, and that the activities contemplated and carried out under this Agreement shall be deemed to be included within the purpose of the Mutual Confidentiality Agreement, which agreement remains in effect in accordance with its terms, provided however, that in the event the Mutual Confidentiality Agreement expires or is terminated prior to the expiration or termination of this Agreement, the terms of the Mutual Confidentiality Agreement shall continue to govern the parties’ obligations of confidentiality with respect to any confidential or proprietary information disclosed by the parties hereunder, for the term of this Agreement and for [***] thereafter, as though such agreement remained in full force and effect. The parties agree that any confidential or proprietary information that satisfies the requirements of Section 5(e) or 5(f) of the Mutual Confidentiality Agreement shall, subject to the remainder of the Mutual Confidentiality Agreement, continue to be considered Confidential Information (as defined therein) for all purposes other than the disclosures specifically contemplated by such sections. In addition, in the event a party desires or is required by law to make a disclosure pursuant to Section 5(e) of the Mutual Confidentiality Agreement, it shall, except where impracticable, give reasonable advance notice to the other party of such disclosure and use best efforts to secure confidential treatment of such information. A copy of the Mutual Confidentiality Agreement is attached hereto as Appendix B.

ARTICLE 15.	INTELLECTUAL PROPERTY.

15.01
ORGANICHEM shall promptly disclose to NEW RIVER all Inventions which ORGANICHEM makes, conceives, learns or reduces to practice, either alone or jointly with others, in performing the Analytical Methods or Services under this Agreement.

15.02
Subject to Section 15.06, ORGANICHEM agrees that all such Inventions and Intellectual Property related thereto are the sole property of NEW RIVER and may be transferred by NEW RIVER to its designee. Notwithstanding anything to the contrary set forth in the Mutual Confidentiality Agreement, such Inventions and Intellectual Property shall be deemed to be the Confidential Information (as defined in the Mutual Confidentiality Agreement) of NEW RIVER.

15.03
ORGANICHEM shall be permitted to use such Inventions and Intellectual Property related thereto exclusively and strictly for the purpose of carrying out its obligation to Manufacture API. In no event shall ORGANICHEM be permitted to use the Inventions and Intellectual Property for any other purpose or for any other customer of ORGANICHEM without the consent of NEW RIVER, which consent may be withheld for any reason and which consent may be [***] to be agreed upon by the parties.

15.04	[***].

15.05
ORGANICHEM shall cooperate with NEW RIVER, and at [***], shall execute any instrument or do such act or thing as may be necessary or desirable to ensure that any such Intellectual Property referred to in Section 15.02 above vest in NEW RIVER.

15.06
All Intellectual Property generated or derived by ORGANICHEM in the course of performing the Services which are not specific to, or dependent upon, API and which have application to manufacturing processes or formulation development of drug products or drug delivery systems shall be the exclusive property of ORGANICHEM (the “Broader Intellectual Property Rights”). ORGANICHEM hereby grants to NEW RIVER a non-exclusive, perpetual, irrevocable, sublicensable, paid-up, royalty-free, transferable license under the Broader Intellectual Property Rights to make, have made, use, import, offer for sale, and sell products containing API (and any intermediates thereof). For the avoidance of doubt, such requirement to license shall not apply to ORGANICHEM’s process for the [***].

ARTICLE 16.	ASSIGNMENT.

16.01
ORGANICHEM shall not have the right to assign any or all of its rights or obligations under this Agreement without NEW RIVER’s prior written consent, which shall not be unreasonably delayed or withheld. Notwithstanding the foregoing, NEW RIVER’s consent shall not be required in connection with an assignment made by ORGANICHEM to a successor in connection with a merger, consolidation, or a sale of all or substantially all of ORGANICHEM’s assets to a third party; provided, however, ORGANICHEM shall provide NEW RIVER with written notice of such assignment.

16.02
NEW RIVER shall have the right to assign any or all of its rights or obligations under this Agreement without the consent of ORGANICHEM; provided, however, that NEW RIVER shall provide ORGANICHEM with written notice of such assignment. For clarity, this Agreement shall be assigned by NEW RIVER to any entity to which NEW RIVER may license Drug Product, without the consent of ORGANICHEM.

16.03	In the event of a permitted assignment pursuant to Article 16, this Agreement shall be binding upon and insure to the benefit of any permitted successors or assigns of the parties.

ARTICLE 17.	CHOICE OF LAW; JURISDICTION.

The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

ARTICLE 18.	FORCE MAJEURE.

Any delay in the performance of any of the duties or obligations of either party (except the payment of money due hereunder) shall not be considered a breach of this Agreement; provided that such delay has been caused by or is the result of any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions or boycotts, fires, explosions, floods, shortages of energy, government action including to grant sufficient quota for Manufacture of API [***], or other unforeseen causes, in each case provided that such delay is beyond the reasonable control and without the fault or negligence of the party so affected. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible. In the event that such delay is unacceptable to the other party or such purchase order specified that time was of the essence, the other party shall have the right, but not the obligation, to terminate such Purchase Order affected by such delay without further liability to the affected party. For clarity, nothing in this Article 18 shall limit NEW RIVER’s right to exercise its rights under this Agreement relating to supply failures, shortfalls, or disruptions (other than termination of this Agreement for breach), including its rights under Section 3.12 or Section 4.06.

ARTICLE 19.	SEVERABILITY.

In the event that any provision of this Agreement is judicially determined to be void or unenforceable, such provision shall be construed to be separable from the other provisions of this Agreement and the other provisions of this Agreement shall retain full force and effect. Notwithstanding the foregoing, if a provision is judicially determined to be void or unenforceable and that provision is essential to the purpose of the Agreement such that separating that provision from the Agreement would frustrate the original purpose of the Agreement, then there shall be no separation and the entirety of the Agreement shall be deemed void and unenforceable.

ARTICLE 20.	HEADINGS.

All titles and captions in this Agreement are for convenience purposes only and shall not be of any force or substance.

ARTICLE 21.	USE OF NAMES.

Except as expressly required pursuant to the Act, neither party will without the prior written consent of the other:

(a)
use in advertising, publicity, promotional premiums or otherwise, any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by either party, or

(b)	represent, either directly or indirectly, that any product or service of one party is a product or service of the other party.

ARTICLE 22.	INDEPENDENT CONTRACTOR.

Each party is acting under this Agreement as an independent contractor and not as the agent or employee of the other party. Each party understands and agrees that it has no authority to assume any obligation on behalf of the other party and that it shall not hold out to third parties that it has any authority to act on the other party’s behalf except as expressly permitted herein. Each party shall be responsible for its own expenses relating to its performance under this Agreement and shall not incur expenses for the other party’s account unless expressly authorized by this Agreement or subsequent written agreements.

ARTICLE 23.	WAIVER.

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of both parties hereto. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

ARTICLE 24.	PUBLIC DISCLOSURE.

Neither party shall disclose to any third party or originate any publicity, news release or public announcement, written or oral, whether to the public or the press, or otherwise, referring to the terms of this Agreement, including its existence, the subject matter to which it relates, the performance under it or any of its specific terms and conditions, except by such announcements as are:

(a)	mutually agreed upon by the parties in writing; or

(b)
in the opinion of counsel for the party making such announcement are required by law or regulation. If a party believes a public announcement to be required by law or regulation with respect to this Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the announcement.

ARTICLE 25.	NOTICES.

Unless otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in writing and shall be delivered either personally or by facsimile, and promptly confirmed, if sent by facsimile, by registered or certified mail or courier service. Notices may also be sent by registered or certified mail, return receipt requested, or by courier service. All notices shall be to the receiving party at such party’s address set forth below, or at such other address as may from time-to-time be furnished by similar notice by either party. Any notice sent by registered, certified mail or courier service or by facsimile if promptly confirmed as aforesaid shall be deemed to have been given when mailed.
If to ORGANICHEM:

Vice President & General Manager
Organichem Corporation
33 Riverside Avenue
Rensselaer, NY 12144
Fax Number (518) 433-7719

With a copy to:

Director, Contracts, Licensing, & Legal Affairs
Albany Molecular Research, Inc.
21 Corporate Circle
Albany, NY 12203-5154
Fax Number (518) 464-0289

If to NEW RIVER:

Krish S. Krishnan
CFO & COO
NEW RIVER Pharmaceuticals Inc.
1881 Grove Ave
Radford, VA 24141
Fax Number (540) 633-7939

or to such other address as the addressee shall have last furnished in writing to the addresser.

ARTICLE 26.	ENTIRE AGREEMENT.

26.01
This Agreement (including, without limitation, the Appendices hereto) constitutes the entire Agreement between the parties concerning the supply of API by ORGANICHEM to NEW RIVER, and supersedes all written or oral agreements or understandings with respect thereto; provided, however, that the Mutual Confidentiality Agreement shall survive the execution of this Agreement; shall continue to govern all matters regarding Confidential Information; and remain in full force and effect in accordance with its stated terms and conditions.

26.02	Neither party shall claim any amendment, modification, nor release from any provision hereof unless such an amendment is in writing signed by an authorized representative of each party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Krish S. Krishnan

Name:	Krish S. Krishnan
(Print/Type)

Title:	Chief Financial Officer / Chief Operating Officer

Date:	May 18, 2006

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

ORGANICHEM CORPORATION

By:	/s/ Thomas E. D'Ambra, PhD.

Name:	Thomas E. D'Ambra, PhD.
(Print/Type)

Title:	President, Chairman and Chief Executive Officer

Date:	May 22, 2006

Appendix A - [***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

APPENDIX B - Mutual Confidentiality Agreement.

Dated March 27, 2003

APPENDIX C - Quality Agreement.

ACTIVE PHARMACEUTICAL INGREDIENT (API) QUALITY AGREEMENT

BETWEEN

NEW RIVER PHARMACEUTICALS INC.

AND

ORGANICHEM CORPORATION

QUALITY AGREEMENT

CONTENTS
1.	PARTIES		4
2.	QUALITY AGREEMENT		4
3.	ADMINISTRATIVE INFORMATION		4
4.	API		4
5.	DURATION OF AGREEMENT		4
6.	JURISDICTION		4
7.	CONFIDENTIALITY		5
8.	SECURITY		5
9.	SUPPLY		5
	9.1	Premises	5
	9.2	API Specification and Master Production Records	5
	9.3	GMP Guidelines	6
	9.4	Materials	6
	9.5	Master Production Record Approval	7
	9.6	Production	7
	9.7	Methodology	7
	9.8	Standard Operating Procedure	7
	9.9	Dates of Manufacture and Expiration	7
	9.10	Manufacturing and Equipment Data	7
10.	QUALITY ASSURANCE		8
	10.1	QC of Materials	8
	10.2	API Testing	8
	10.3	Release Procedures	8
	10.4	Documentation	9
	10.5	Sampling	9
	10.6	Stability	10
	10.7	Deviations and Investigations	10
	10.8	Rejection of API	11
	10.9	Dispute Resolution	11
	10.10	Regulatory Inspection	11
	10.11	Regulatory Actions at NEW RIVER	12
	10.12	Regulatory Investigations	12
	10.13	Manufacturing Audits	12
	10.14	Right to Audit	12
	10.15	Product Complaints, Recall	13
	10.16	Compliance Deficiencies	13
11.	CHANGE MANAGEMENT		13

12	API PROCESS VALIDATION		13
	12.1	Process	13
	12.2	Cleaning Validation	14
	12.3	Equipment, Computer, Facility, and Utilities Qualification	14
	12.4	Laboratory Qualifications	14
13	PRODUCT QUALITY REVIEW AND ANNUAL REPORTS		14
	13.1	Product Quality Review	14
	13.2	Annual Reports	14
14.	STORAGE AND SHIPPING		14
	14.1	Storage	14
	14.2	Packing and Labeling for Transit	15
	14.3	Shipment of API to NEW RIVER or Third Party	15
15.	CONTRACTUAL AGREEMENT		16
	APPENDIX I	Quality Assurance Responsibility Matrix
	APPENDIX II	List of Contacts
	APPENDIX III	NRP104 Drug Substance Specifications and Approved Raw Materials Sources
	APPENDIX IV	Batch Release Documentation
	APPENDIX V	Batch Document Audit Schedule

1.	PARTIES

This AGREEMENT is effective as of May 18, 2006, by and between NEW RIVER PHARMACEUTICALS INC., a Virginia corporation having its principal offices at 1881 Grove Avenue, Radford, Virginia 24141 (hereinafter referred to as “NEW RIVER”) and ORGANICHEM CORPORATION, a Delaware corporation having its principal offices at 33 Riverside Avenue, Rensselaer, New York 12144 (hereinafter referred to as “ORGANICHEM”).

2.	QUALITY AGREEMENT

2.1
This agreement defines the roles and responsibilities of ORGANICHEM for services or materials supplied to NEW RIVER or affiliates, for Commercial Distribution or Clinical Trial use to ensure compliance with applicable current Good Manufacturing Practice (cGMP) and ICH Q7A guidelines. This agreement is supplemental to and shall be incorporated within and constitute a part of the API Supply Agreement entered into between NEW RIVER and ORGANICHEM. The provisions of this Agreement are intended to be supplemental to and not in derogation from the terms of the API Supply Agreement and provisions contained herein shall be treated as supplemental to the API Supply Agreement and in particular but without limitation in relation to the application, compliance, verification and implementation of cGMP. Capitalized expressions used in this Agreement shall have the meaning ascribed thereto in the API Supply Agreement.

3.	ADMINISTRATIVE INFORMATION

A Responsibilities Matrix covering the responsibilities of the quality assurance functions is found in Appendix I. This matrix is intended to supplement the document and the Quality Agreement will have jurisdiction over any discrepancies between the two. Contact names will be provided from both sites for key functional areas. Contact names are provided in Appendix II and may be updated as needed upon written notice of a Party.

4.	API

The API is described in the schedule of the API Supply Agreement to which this Agreement is appended and as outlined within the specifications attached as Appendix III.

5.	DURATION OF AGREEMENT

This Agreement shall commence on execution thereof by both parties and subject to the following provisions of this clause shall expire or terminate in respect of any API Supply Agreement on the expiry or termination of that agreement. Any section of this agreement which has a predefined retention, survival or maintenance period, for example raw data storage, product complaints and sample retention, shall survive the termination of this contract for the period defined in the appropriate section. The agreement cannot be modified except with the written approval of both parties. Specifications and Master Batch Records may be modified with written authorization from designated representatives of both companies.

6.	JURISDICTION

In case of a disagreement on analytical test results between parties, such disputes will be resolved in accordance with the terms of the API Supply Agreement. For batches with an out-of-specification result, ORGANICHEM’s out-of-specification SOP will be followed to determine suitability for batch release. ORGANICHEM may ship API to the Finished Product manufacturer when the API has been released by ORGANICHEM’s internal procedures.

7.	CONFIDENTIALITY

Both parties will treat as confidential all data supplied by the other in connection with the manufacture of the API in accordance with the API Supply Agreement.

8.	SECURITY

ORGANICHEM has and will maintain controlled access to the facility through a security card key or similar system.

9.	SUPPLY

9.1	Premises

9.1.1
ORGANICHEM will manufacture, package, and/or test the API at the Plant and will not use or transfer at a later date any of the manufacturing, packaging or testing operations for the API (s) to third parties or other sites without the prior written agreement of NEW RIVER Quality Assurance.

9.1.2
ORGANICHEM will ensure at all times that the premises and equipment comprising the Plant used to manufacture/supply the API comply with current regulatory requirements, applicable cGMP’s, ICH Q7A, and are in accordance with the documentation approved by NEW RIVER Quality Assurance.

9.2	API Specification and Master Production Records

9.2.1
ORGANICHEM will manufacture, package, and test the API in accordance with and subject to the terms of the API Supply Agreement against the most recent version of the Specifications and Master Batch Record (in process, release and shelf-life/regulatory) and formula of the API listed in Appendix III. API Specifications will be approved by the NEW RIVER QA Department or designee. A list of authorized signatures will be provided by NEW RIVER.

9.2.2
ORGANICHEM will evaluate and/or qualify suppliers through QA and Purchasing evaluation which verifies compliance by the supply company with cGMP (if applicable) and specifications, where appropriate, an on-site audit of the manufacturing site may be required if mutually agreed to in the Master Supply Agreement. Critical Material supplies are identified as [***]. ORGANICHEM will be limited to those qualified suppliers. Any change from these Critical Material suppliers will be handled through Critical Material change control procedures, and must be first approved by NEW RIVER Quality Assurance or designee. ORGANICHEM will be responsible to qualify these Critical Material suppliers according to ORGANICHEM SOPs.

9.2.2.1	Chemical Component Specification

If ORGANICHEM has the responsibility in the API Supply Agreement for providing Raw Material, ORGANICHEM will obtain (from approved ORGANICHEM suppliers as defined in the appropriate Regulatory documentation) and test raw materials to the full Specification unless a supplier Certificate of Analysis (COA) is available from an approved supplier. Then provided ORGANICHEM has provided a reasoned justification for the application for reduced standards for review by NEW RIVER, reduced testing following ORGANICHEM’S SOP may be applied. Any reference standards for testing that are supplied by NEW RIVER or its Affiliates must be accompanied by a COA listing expiration date and any correction factors that need to be applied.

If raw material is provided by NEW RIVER, ORGANICHEM will obtain and test raw materials to the full specification unless a Certificate of Analysis (COA) is available, then provided ORGANICHEM has provided a reasoned justification for the application for reduced standards for review by NEW RIVER, reduced testing after approval by NEW RIVER may be applied.

At NEW RIVER’s request, ORGANICHEM will provide confirmation that all [***] raw materials purchased by ORGANICHEM for the manufacture of API have a [***] certificate of compliance from the supplier.

9.2.2.2	Label Component Specifications

ORGANICHEM will provide copies of Master labels that meet all appropriate GMP, Regulatory and Shipping requirements applicable to the NEW RIVER API for approval by NEW RIVER QA. Any modifications to the Label and or Label copy will be submitted to NEW RIVER QA for approval prior to use.

9.2.2.3	Packaging Component Specifications

ORGANICHEM will obtain product contact packaging components (from approved ORGANICHEM suppliers as defined in the appropriate Regulatory documentation) and test packaging components to the full Specification unless a qualified supplier COA is available from a certified supplier.

9.3	GMP Guidelines

Any applicable API license or pharmacopoeia or formulatory requirements applicable to the Manufacture of APIs shall be complied with in addition to cGMP, Q7A, and Specifications.

9.4	Materials

9.4.1	Materials Procured by ORGANICHEM

ORGANICHEM is responsible for ensuring that all raw materials procured for use in the product are in full compliance with the specifications. Raw materials are given a retest date upon the satisfactory completion of all initial testing. Retesting will be performed at defined time intervals to ensure the chemical and physical stability of the raw materials unless NEW RIVER provides an official expiration date. NEW RIVER QA or designee must approve any program that allows retesting of raw materials through annual on-site audit.

9.4.2	Materials Provided by NEW RIVER

Raw materials provided by NEW RIVER may require acceptance testing by ORGANICHEM to confirm that the product is in full compliance with the Specifications. Where acceptance testing is to be performed by ORGANICHEM to ensure full compliance with Specifications then ORGANICHEM shall undertake such acceptance testing as is agreed. Should this testing be performed by NEW RIVER it will be the responsibility of NEW RIVER for ensuring that these raw materials are in full compliance with the Specifications. ORGANICHEM is responsible for ensuring that all materials are used correctly, have the correct identity by testing identity on receipt, and have the relevant COA required for the Batch.

9.5	Master Production Record Approval

ORGANICHEM may transcribe the information into its own format and must obtain written approval from NEW RIVER QA or designee for each document version before manufacturing. NEW RIVER will have [***] to provide approval, unless otherwise mutually agreed to. If NEW RIVER approval is not received within the mutually agreed upon timeframe, then ORGANICHEM will give NEW RIVER notification that ORGANICHEM intends to proceed with the execution of the procedure in [***] without NEW RIVER approval.

9.6	Production

9.6.1	The API will be manufactured in accordance with the manufacturing and packaging procedures set forth in the API Monograph and Master Production Record.

9.7	Methodology

ORGANICHEM will test using the approved methodology listed in the NEW RIVER QA approved API Monograph.

9.8	Standard Operating Procedures

ORGANICHEM is responsible for maintaining any Standard Operating Procedures (SOPs) required to make the API in accordance with cGMPs, ICH Q7A, and as described in the NDA or Compendial documentation as well as any other regulatory requirements.

9.9	Dates of Manufacture and Retest

9.9.1	Date of Manufacture

ORGANICHEM will allocate the Date of Manufacture based on ORGANICHEM written procedures, reviewed by NEW RIVER during annual on-site audit.

9.9.2	Retest Date

NEW RIVER will provide the appropriate Retest Date information (for ORGANICHEM review) based upon available stability data.

9.10	Manufacturing Equipment and Supporting Data

ORGANICHEM shall maintain all equipment used in the manufacturing, packaging, testing and supply of API hereunder in good operating condition and shall maintain the Facility and such equipment in accordance with applicable current Good Manufacturing Practices (21 CFR Parts 210 and 211), ICH Q7A, specification, applicable laws, rules and regulations. As deemed appropriate, equipment shall be qualified prior to use by performing Installation Qualification, Operation Qualification and Performance Qualification (as applicable) using protocols in accordance with all applicable laws, rules and regulations.

Equipment and instruments used to produce or test the API or components thereof shall be calibrated, where appropriate, at suitable intervals in accordance with an established written program.

ORGANICHEM is responsible for safe keeping and retention of records of machine usage (previous API produced in non-dedicated machinery), cleaning, any maintenance/calibration performed, API batch numbers and certification, in-process results and parameters, and test results in accordance with and shall perform all functions in accordance with legal and regulatory requirements.

10.	QUALITY ASSURANCE AND CONTROL

10.1	QC of Materials

10.1.1
Quality control of Materials supplied by ORGANICHEM will be undertaken by ORGANICHEM in accordance with all applicable SOPs and meet ICH Q7A or applicable requirements. All Critical Raw Materials will be evaluated in accordance with the approved Monograph.

10.2	API Testing

10.2.1	APIs and packaging components:
ORGANICHEM will ensure that all materials used are in compliance with the Monograph.

10.2.2	ORGANICHEM will perform all API testing using the Specifications, and methods of analysis listed in Appendix III or the latest version approved by NEW RIVER.

10.3	Release Procedures

A list of documents issued to facilitate batch release is provided in Appendix IV.

10.3.1	API
ORGANICHEM is responsible for ensuring and certifying that the API has been made according to applicable cGMPs and the specifications/procedures documented in the Master Batch Record. This includes a complete and thorough review of the executed batch records.

10.3.2	Certificate of Conformity/Analysis
ORGANICHEM’s QA Representative will sign a Certificate of Conformity/Analysis confirming that the API has been manufactured, packaged, tested, in accordance with cGMP, appropriate regulations and meets the requirements of the Master Batch Record and Specification. A copy of this documentation will be sent to NEW RIVER as generated during release of the batch prior to shipment. ORGANICHEM will issue a Certificate of Analysis and Certificate of Conformance containing the lot number, date of release, date of manufacture, retest date, compound name, and testing results. A copy of the COA and COC will be forwarded to NEW RIVER as generated during Batch Release prior to shipment. An additional copy of the COA and COC will be sent with the shipment. ORGANICHEM will send a copy of the packing list with pertinent shipping information to NEW RIVER at the same time the material leaves the ORGANICHEM facility.

10.3.3
Executed batch records will be requested by NEW RIVER QA or designee for periodic review independent of batch investigations conducted for batch or testing difficulties. The planned frequency of New River full review of batch records will be outlined in Appendix V. ORGANICHEM will supply requested documents within [***] of completion of ORGANICHEM internal batch release.

10.3.4	NEW RIVER Confirmatory Testing
NEW RIVER or its affiliates may perform confirmatory testing to validate ORGANICHEM’S data.

10.4	Documentation

10.4.1	Requests for Full Documentation
ORGANICHEM agrees to supply NEW RIVER or its Affiliates with copies of any manufacturing, packaging, testing, or stability data within [***] of request.

10.4.2
ORGANICHEM will retain, at minimum, batch production records, quality control testing records, all records of shipments of the API from ORGANICHEM, all validation data and other documentation relating to the API for [***] or the time periods required by applicable laws and regulations with respect to the API plus one year. ORGANICHEM will retain, at minimum batch packaging documents for [***] [***] materials were last used in the packaging or labeling of API.

10.4.2.1
ORGANICHEM shall supply the documentation outlined in Appendix V for the “Batch Document Audit Schedule” as outlined for both routine and regulatory or validation batches. Copies of the documents and records required to complete the NEW RIVER batch review will be made at ORGANICHEM’s expense and supplied in a timely manner as for NEW RIVER to complete the review and release (where applicable) of the drug substance (API), as quickly as possible, but not to exceed [***] of ORGANICHEM internal batch release.

10.4.2.2	ORGANICHEM shall make such records and data available for review by NEW RIVER at ORGANICHEM’s facility during the annual compliance audit.

10.4.3
NEW RIVER may review the ORGANICHEM document retention policy during annual on-site audit. Upon termination or expiration of this Agreement or prior to destruction of any records, whichever occurs first, ORGANICHEM will upon NEW RIVER’s written request and at NEW RIVER’s expense, make copies of such records and data for NEW RIVER.

10.5	Sampling

10.5.1	Retain Samples - Raw Materials
ORGANICHEM will retain samples of the raw materials where possible or reasonable given the chemistry of the material for a time period as defined in ORGANICHEM’s procedures. ORGANICHEM will retain samples of the active ingredient for a minimum of five years or at least one year beyond the expiry period of the API. The amount of sample retained will be [***] required to carry out all of the tests required to determine of the material meets its specifications, with the exception of Sterility and Pyrogen testing, if applicable. (CFR 211.170a)

10.6	Stability

10.6.1	Routine Stability Program

10.6.1.1
ORGANICHEM is responsible for maintaining a routine stability testing program for the API, and will provide a stability report to NEW RIVER annually or on reasonable request intervals. Stability samples will be tested [***] of the target stability pull date or as indicated per the approved stability protocol. Completed testing data will be provided to NEW RIVER [***] of the request.

10.6.1.2	NEW RIVER is responsible to provide or approve a stability indicating method to support the Routine Stability Program.

10.6.1.3
The stability program will be in compliance with any license commitments as notified by NEW RIVER. At a minimum one lot of each API, in each package type (largest to smallest, as applicable) will be placed on stability each year unless otherwise agreed to in writing by ORGANICHEM, NEW RIVER and FDA. The stability program will comply with ICH guidelines. The stability protocol or any changes must be approved by NEW RIVER QA or designee.

10.6.2	Development Stability Program
ORGANICHEM will be responsible for performing any development stability required to support the API. If that development stability is to support projects initiated by ORGANICHEM, then ORGANICHEM will develop, execute and write reports for the program. Stability samples will be tested [***] of the target stability pull date. All protocols for such work must be approved by NEW RIVER.

10.6.3	Stability Failures
Any confirmed problems or out-of-specification results which arise as a result of or during any of the stability programs will be communicated verbally [***] and in writing [***] to NEW RIVER Quality Assurance. ORGANICHEM will supply NEW RIVER’s Quality Assurance department with stability results [***] of receiving a written request.

10.7	Deviations and Investigations

10.7.1	Deviations
Any deviation from the process during Manufacture must be carefully explained and documented in the batch records, justified and approved by ORGANICHEM’s quality management and production management, and included in the documentation package.

10.7.1.1
Any “planned” or “un-planned” process deviations affecting a Regulatory Filing and/or Process Validation will be fully documented and investigated according to ORGANICHEM procedures. Any such deviations will be reviewed with NEW RIVER’s QA Representative prior to batch release.

NOTE: A deviation is defined as any anomalous event that may occur during the processing of a Batch that is a departure from the specifications, and approved procedures or validated processes filed in the NDA. Planned deviations are considered those that occur before a process step is executed and when a batch can be interrupted to consider the ramifications of the proposed process or batch instruction deviation.

10.7.2	Failure Investigations
ORGANICHEM is responsible for investigating any test result or in-process test which fails to meet Specification. Each investigation will be reviewed and approved by ORGANICHEM’s designated Quality person. The investigation must document that any failure has not jeopardized the safety, efficacy or quality of the API. NEW RIVER must be notified in writing promptly but within 5 working days of the confirmed failing test result.

10.7.3	ORGANICHEM will notify NEW RIVER in writing as soon as reasonably possible but [***] of any batch of API rejected by ORGANICHEM.

10.7.4	ORGANICHEM will notify NEW RIVER forthwith if any problems are discovered that may impact API batch(s) previously shipped to NEW RIVER or its affiliates identifying the batches in question.

10.7.5	Some deviations/failures may require that additional testing, stability, or validation be conducted. This work will be performed by ORGANICHEM as agreed by both parties.

10.8	Rejection of API

10.8.1	Investigation of Problems
NEW RIVER or its affiliates will notify ORGANICHEM of any problems thought to be due to manufacture or stability, which are found during the finish dose manufacture of the product. When requested by NEW RIVER, ORGANICHEM will promptly perform investigations for these problems. Investigation reports will be forwarded to NEW RIVER as required.

10.9	Dispute Resolution
In the event that a dispute arises between ORGANICHEM and NEW RIVER or its affiliates in the analysis of the API, the resolution will proceed in stages. The first stage requires direct communication between analysts from both parties to determine that the methods of analysis are the same and are being executed in the same manner at both sites. Second, carefully controlled and split samples should be sent from one site to another in an attempt to reach an agreement. Should there be a failure to achieve resolution, analysts from both parties will be required to meet to work through the analysis of a mutually agreeable sample. If these actions fail to achieve resolution, and only after these avenues have been exhausted, will the parties apply the terms of the API Supply Agreement regarding resolution of API.

10.10	Regulatory Inspections
NEW RIVER’s Vice President of Product Development or designate will be notified as soon as reasonably possible of any Regulatory Inspections related to NEW RIVER API, and ORGANICHEM will permit a representative from NEW RIVER to be present on site for consultation, if requested by NEW RIVER. ORGANICHEM will notify NEW RIVER of any requests for information, notices of violations, or other communication from FDA relating directly to NEW RIVER API.

10.11	Regulatory Actions at NEW RIVER
NEW RIVER or its affiliates will notify ORGANICHEM of any regulatory actions on the API that may impact ORGANICHEM. Additionally, NEW RIVER will immediately forward any regulatory correspondence on the APIs to ORGANICHEM.

10.12	Regulatory Investigations
ORGANICHEM is responsible for supporting all batch record investigations associated with regulatory actions. NEW RIVER will be notified of any such events [***]

10.13	Manufacturing Audits (MA)

10.13.1	ORGANICHEM will allow and support one routine quality audit by NEW RIVER per calendar year per facility.

10.13.2
ORGANICHEM will allow and support additional audits as requested by NEW RIVER (for cause only), and as mutually agreed to by ORGANICHEM, to address specific quality problems related to the API or in direct response to FDA requirements, for circumstances where NEW RIVER and ORGANICHEM reasonably believe that significant quality and/or compliance issues exist.

10.13.3
Correspondence. Each Party shall promptly notify the other Party of, and shall provide such other Party with copies of, any correspondence and other documentation received or prepared by the notifying Party in connection with any of the following events:

10.13.3.1
Receipt of a 483 Observation Letter or “Warning Letter” from the FDA or any other regulatory authority or any relevant foreign equivalent outside the USA in connection with the Manufacture, packaging, testing, storage or security of the API;

10.13.3.2	Any field alert, recall, market withdrawal or correction of any Batch of the API; or

10.13.3.3	Any regulatory comments relating to the Manufacture of the API requiring a response or action by the notifying Party.

10.14	Right to Audit

10.14.1	NEW RIVER or its affiliate’s representatives will be escorted at all times by ORGANICHEM personnel.

10.14.2	Audit Procedures

10.14.2.1	An exit meeting will be held with representatives from ORGANICHEM and NEW RIVER to discuss significant audit observations.

10.14.2.2
NEW RIVER will provide a written report of all observations [***] to ORGANICHEM. [***] of audit report receipt, ORGANICHEM will provide a written response to all findings that details corrective action to be implemented. ORGANICHEM will follow-up to ensure that all corrective actions are implemented.

10.15	Product Complaints, Recall

10.15.1	Product Complaints
NEW RIVER Quality Assurance or its affiliates shall maintain complaint files with respect to the API in accordance with cGMP’s. NEW RIVER or its affiliates are responsible for receiving and initially investigating any API complaints and will notify ORGANICHEM of any complaint that may impact the API quality. ORGANICHEM will investigate any API complaints and provide a report to NEW RIVER promptly but [***] from receipt. The investigation shall be completed in accordance with all cGMP regulations and any other applicable regulations. NEW RIVER shall have responsibility for reporting all complaints relating to the API to the FDA and any other regulatory authority, including, but not limited to, complaints relating to the Manufacture of the API. NEW RIVER shall have the responsibility for reporting all complaints relating to adverse drug experience (ADE) reports.

10.15.2	Product Recall
NEW RIVER or its affiliates are responsible for instituting a product recall due to any defect considered sufficiently serious. NEW RIVER will notify ORGANICHEM of any recall that may be due to the manufacture of the API. ORGANICHEM will work with NEW RIVER and its affiliates to investigate and coordinate the recall. ORGANICHEM will provide a rapid initial response and a full report [***].

10.16	Compliance Deficiencies

Should ORGANICHEM become aware of any issues that could affect the quality, safety, identity or efficacy of any NEW RIVER API produced at their facility, ORGANICHEM will notify NEW RIVER in writing [***].

11.	CHANGE MANAGEMENT

Master Production Records and the API Monograph will be approved by both NEW RIVER’s Quality Assurance Department and ORGANICHEM’s Quality Assurance Department. No changes to the above documents may be implemented without the signed authorization from an authorized member of the NEW RIVER Quality Assurance Department. All required regulatory approvals will be obtained prior to implementation. Variations to established production procedures may be initiated by either party, but must be agreed to in writing by the authorized members of the Quality Assurance Departments of both companies before implementation.

12.	API AND PROCESS VALIDATION

12.1	Process
ORGANICHEM is responsible for ensuring that the manufacturing process is validated. The validation should ensure that the process is capable of consistently achieving the API acceptance Specification. ORGANICHEM will not use any validation protocol or issue a report unless NEW RIVER technical personnel have first reviewed and provided comment (as appropriate). NEW RIVER will review all protocols and validation reports [***]

12.2	Cleaning Validation
ORGANICHEM is responsible for ensuring that adequate cleaning is carried out between batches of different APIs to prevent cross-contamination. NEW RIVER may review (on-site during the annual compliance audit) ORGANICHEM’s overall or Master Cleaning Validation Program, which may include equipment logs, cleaning validation SOPs, equipment cleaning procedures or SOPs, analytical method specificity, rationale for equipment release criteria and classifications of other products or raw materials used in the same equipment.

12.3	Equipment, Computer, Facility, and Utilities Qualification
ORGANICHEM is responsible for the safe and efficient working of all equipment, computer, utility, and facility qualification activities associated with the API including maintenance. ORGANICHEM is also responsible for the validation and qualification of all equipment, computer, and utilities associated with the API.

12.4	Laboratory Qualification
ORGANICHEM is responsible for ensuring that any contract laboratories used are compliant with cGMPs and are qualified in all of the methodology associated with the API. If analytical work is performed at ORGANICHEM, then NEW RIVER will also provide any existing analytical documentation to assist in methods transfer or methods validation. ORGANICHEM will not use any validation protocol or issue a report unless NEW RIVER technical personnel have first reviewed and provided comment (as appropriate). NEW RIVER will review all protocols and reports [***] [***]. In addition, if analytical work is not performed at ORGANICHEM’s site, ORGANICHEM may elect to perform an audit on vendors to be used for analytical testing. Should ORGANICHEM decide to sub-contract out any analytical testing, prior approval from NEW RIVER QA or designee will be required.

13.	PRODUCT QUALITY REVIEW AND ANNUAL REPORTS

13.1	Product Quality Review
ORGANICHEM will perform a product quality review according to ICH Q7A (section 2.5) and will provide to NEW RIVER, upon request, a summary of what is required by NEW RIVER for a CMC section of an annual report (as per CDER’s Guidance for Industry, “Format and Content for the CMC Section of an Annual Report).

13.2	Annual Reports
NEW RIVER is responsible for preparing any Annual Report as required by applicable regulations, including 21 CFR 314.7 (g)(3), 314.81 (b)(2), and/or 601.12 (d), (f)(3). [***] before the Annual Report due date, NEW RIVER shall request in writing from ORGANICHEM any information in addition to ORGANICHEM’s Annual Report that ORGANICHEM may possess that may be useful in NEW RIVER’s preparation of its Annual Report.

14.	STORAGE AND SHIPPING

14.1	Storage
ORGANICHEM will ensure that during storage of the API that there is no possibility of deterioration, interference, theft, material contamination or admixture with any other materials. NEW RIVER will provide details of any labeling requirements and container sealing and integrity.

14.2	Packing and Labeling for Transit
The API will be suitably packed for transit, each pallet or outer container being labeled in accordance with the approved specifications.

14.3	Shipment of API to NEW RIVER or Third Party
Only approved, finished (unless required by NEW RIVER), labeled API will be shipped by ORGANICHEM to NEW RIVER or a Third Party as indicated on a Purchase Order. Any shipment of API from ORGANICHEM that is unapproved or under quarantine requires prior written consent by NEW RIVER’s Quality Unit. This authorization will be on a lot by lot basis.

15.	CONTRACTUAL AGREEMENT

Established at NEW RIVER PHARMACEUTICALS INC., 1881 Grove Avenue, Radford, Virginia 24141

For and on behalf of NEW RIVER PHARMACEUTICALS INC.:

NAME	TITLE	SIGNATURE

For and on behalf of ORGANICHEM CORPORATION:

NAME	TITLE	SIGNATURE

APENDIX I
Quality Assurance Responsibilities Matrix

Responsibilities Matrix

ORGANICHEM is responsible for all the operations that are marked with "X" in the column titled "ORGANICHEM" and NEW RIVER is responsible for all the operations that are marked with "X" in the column titled "NEW RIVER." The designated party that does not have the primary responsibility, however will need to cooperate. Reference to QA or MSA correlates the location of this responsibility to the body of the Quality Agreement (Section or Appendix) or the Master Services Agreement (MSA) location.

Administrative or Overall

		Reference QA or MSA	NEW RIVER	ORGANICHEM
1.	Manufacture and package API according to the Specifications.	QA Appendix III		X
2.	Permit cGMP audits of all relevant premises, procedures and documentation by NEW RIVER (once annually or for cause) and permit inspection by regulatory authorities.	QA Section 10.10 to 10.13		X
3.	Will not subcontract any of the work to a third party without prior written consent of NEW RIVER.	QA Section 9.1 and 12.4		X
4.	Provide a summary upon request by NEW RIVER for the annual update to the CMC section.	QA Section 13.1		X
5.	Provide copies of information and correspondence necessary to support the Annual Report when requested by NEW RIVER.	QA Section 13.2		X
6.	Notify and obtain approval from NEW RIVER before initiating any proposed changes to the Master Production Records and API Monograph that may affect the API.	QA Section 11		X
7.	NEW RIVER will have [***] to provide such approval of Master Batch Records and API Monograph (unless otherwise mutually agreed to). NEW RIVER approval will not be unreasonably withheld.	QA Section 9.5	X
8.	Notify and obtain approval from ORGANICHEM of any proposed changes to the process, materials, testing, or Specifications that may affect the API. ORGANICHEM approval will not be unreasonably withheld.	QA Section 11	X
9.
Notify NEW RIVER promptly of receipt of any FDA Form 483's, warning letters or the like from regulatory agencies relating specifically to: (i) the API; (ii) the supply of API. ORGANICHEM reserves the right to respond to such regulatory agencies without approval, if, in the reasonable opinion of ORGANICHEM’S counsel, it is required to do so.
		QA Section 10.13.3	(X)	X
10.	Notify NEW RIVER [***] of any regulatory authority requests for samples, batch documentation, or other information related specifically to the API.	QA Section 10.12		X
11.	Conduct operations in compliance with applicable cGMP regulations.	QA Section 2.1 & 9.1.2Article 2 of MSA		X
12.	Investigate all complaints related to the Manufacturing of the API.	QA Section 10.15	X	(X)
13.	Investigate all Manufacturing complaints at NEW RIVER’S request.	QA Section 10.15		X
14.	Notify other party promptly of receipt of information meeting NDA Field Alert criteria as defined in 21 CFR 314.81(b)(1).	QA Section 10.13.3	X	X
15.	Initiate NDA Field Alert reports.	QA Section 10.13.3	X
16.	Initiate and manage Drug Product recalls.	QA Section 10.15.2	X
17.	Timely liaise with Regulatory Authorities for approval, maintenance, and updating of marketing approval.	QA Section 10.10 to 10.16	X

(b)	Validation and Process Testing Activities

		Reference QA or MSA	NEW RIVER	ORGANICHEM
1.	Establish applicable master validation plans.	QA Section 12		X
2.	Maintain a validation program for the API.	QA Section 12.1	(X)	X
3.	Qualify (IQ/OQ) facilities, utilities, laboratory equipment and process equipment.	QA Section 12.3		X
4.	Calibrate instrumentation and qualify computer systems used in the Manufacture and testing of the API.	QA Section 12.3		X
5.	Prepare all Validation Protocols and reports for Manufacturing and packaging operations.	QA Section 12.1		X
6.	Review NRP104 process validation plan, Validation Protocols, and reports for Manufacturing and packaging of the API. Provide comments and feedback as applicable.	QA Section 12.1	X
7.	Approve NRP104 process validation plan, and Validation Protocols and reports for Manufacturing and packaging of the API.	QA Section 12.1		X
8.	Maintain appropriate equipment cleaning procedures and cleaning validation program.	QA Section 12.2		X
9.	Provide toxicological information to be used in the development of a cleaning program.	QA Section 12.2	X
10.	Assure analytical test methods for finished API have been adequately validated for use at Organichem.	QA Section 12.4	(X)	X

(c)	Raw Materials

		Reference QA or MSA	NEW RIVER	ORGANICHEM
1.	Provide all Batch Records (including Master Batch Records) including Bill of Materials.	QA Section 9.2		X
2.
ORGANICHEM to qualify and approve all Raw Material suppliers and ensure cGMP compliance where applicable. Critical material suppliers considered will be identified and changes to these approved Specifications will be routed through NEW RIVER and associated change control. NEW RIVER approval of said changes will not be reasonably withheld (attached hereto as Schedule C).
		QA Section 9.2.2	(X)	X
3.	Analyze and release API to NEW RIVER or assigned third party.	QA Section 9.0		X
4.	Retain reference sample of API for a [***] past the expiry date or such longer period required by law.	QA Section 10.5.1		X
5.	Procure Raw Materials (including Certificates of Analysis and Certificates of Compliance, where applicable).	QA Section 9.4		X
6.	Analyze and release Raw Materials.	QA Section 9.4		X
7.	Retain reference samples (non hazardous) of Raw Materials for a period as defined by ORGANICHEM procedures. Maintain all testing records for raw materials (hazardous and non hazardous) for [***].	QA Section 10.5.1		X
8.	At NEW RIVER’S request, confirm that all [***] Raw Materials purchased by ORGANICHEM for the Manufacture of API have a [***] certificate of compliance from the Raw Material supplier.	QA Section 9.2.2.1		X

(d)	Bulk Manufacture

		Reference QA or MSA	NEW RIVER	ORGANICHEM
1.	Create, control, issue and execute Master Batch Record (production instructions).	QA Section 9.2		X
2.	Approve master production and packaging instructions (New River shall have [***] provide approval, unless otherwise agreed upon).	QA Section 9.5	X	X
3.	Document, investigate, and resolve deviations affecting a Regulatory filing from approved Manufacturing instructions or Specifications.	QA Section 10.7.1	(X)	X

(e)	Packaging

		Reference QA or MSA	NEW RIVER	ORGANICHEM
1.	Provide Specifications for packaging components.	QA Appendix III	(X)	X
2.	Provide labeling text (label, pallet etc.) Specifications.	QA Section 9.2.2.2		X
3.	Create, control, issue, and execute master packaging record (may be part of master production instructions).	QA Section 9.2		X
4.	Approve master packaging record (may be part of master production instructions) (NEW RIVER shall have [***] [***] to provide approval, unless otherwise agreed upon).	QA Section 9.5	X	X
5.	ORGANICHEM to assure that “product contact” packaging components meet all cGMP requirements (as applicable).	QA Section 9.2.2.3		X
6.	Provide test methods for packaging components.	QA Section 9.2.2.3		X
7.	Procure packaging components.	QA Section 9.2.2.3		X
8.	Analyze and release packaging components (as applicable).	QA Section 9.2.2.3		X
9.	Maintain records and evidence on the testing of packaging/labeling materials for [***] after the materials were last used in the packaging/labeling of the API.	QA Section 10.4		X
10.	Document, investigate, and resolve any deviation from approved packaging instructions or specifications.	QA Section 10.7		X

(f)	Testing & Release of Finished Drug Substance

		Reference QA or MSA	NEW RIVER	ORGANICHEM
1.	Provide API Specifications.	QA Appendix III	(X)	X
2.	Supply/develop analytical test methods specific to API.	QA Section 9.7	(X)	X
3.	Test finished API. Issue CoA/CoC.	QA Appendix IV		X
4.	Maintain all batch records for a minimum of [***] past API expiry or retest date.	QA Section 10.4		X
5.	Supply copies of all batch records to NEW RIVER upon request.	QA Section 10.4.1 and Appendix V		X
6.	Notify NEW RIVER QA of confirmed Out-Of-Specification results within [***]	QA Section 10.7.2		X
7.	Resolve Out-Of-Specifications results and supply Investigation Report with Batch Documentation.	QA Section 10.7.2		X
8.	Retain reference samples of drug substance for a [***] past retest or expiration date.	QA Section 10.5.1		X

(g)	Stability Testing

		Reference QA or MSA	NEW RIVER	ORGANICHEM
1.	Provide stability testing protocol for finished API.	QA Section 10.6	(X)	X
2.	Store stability samples according to ICH conditions.	QA Section 10.6		X
3.	Assure that a validated stability indicating assay is being performed for stability testing.	QA Section 10.6	X	(X)
3.	Qualify or transfer stability indicating assay.	QA Section 10.6		X
4.	Perform stability testing [***] of stability pull or as indicated per approved site SOP or approved Stability Protocol.	QA Section 10.6		X
5.	Notify NEW RIVER of any confirmed stability failure for API supplied to NEW RIVER [***].	QA Section 10.6		X

APENDIX II
List of Contacts
(Name, [***])

ISSUE	NEW RIVER or Affiliates	ORGANICHEM
Product Release	Suma Krishnan [***]	Karen Matteo [***]
Investigations	Cheryl Zwirgzdas [***]	Karen Matteo [***]
Stability	Cheryl Zwirgzdas [***]	Kristin Schmitz [***]
Regulatory Inspections	Suma Krishnan [***]	Patricia Ellis [***]
Complaints	Suma Krishnan [***]	Gary Klee [***]
Change Management	Cheryl Zwirgzdas [***]	Karen Matteo [***]
Audits	Cheryl Zwirgzdas [***]	Stephen Fordham [***]
Regulatory Affairs	Suma Krishnan [***]	Gary Klee [***]
Emergency	Cheryl Zwirgzdas [***]	Karen Matteo [***]

APPENDIX III
NRP104 Drug Substance and Packaging Specifications
And
Approved Critical Raw Material and Product Contact Packaging Component Suppliers

Product Name: NRP104

Replaces: July 20, 2004
Effective: November 18, 2005

[***]

SPECIFICATIONS:

[***]

ORGANICHEM CORP. BULK CHEMICAL PACKAGING SPECIFICATIONS

[***]
PRODUCT IDENTIFICATION: NRP104	PRODUCTION PACKAGING SPECIFICATIONS	MATERIALS PACKAGING SPECIFICATION
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Critical Material	Suppliers
[***]	[***]
[***]	[***]
[***]	[***]

APPENDIX IV
Release Documentation

All Batches
The release documentation will include a Certificate of Analysis (COA) and a Certificate of Conformance (COC).
List of all batch deviations planned and unplanned.

A Certificate of Analysis (COA)
This document will list the following:
•	The API Name
•	The Batch/Control Number
•	The Date of Manufacture
•	All Analytical Test Results
•	All Microbiological Test Results (as applicable)
•	Issue Date
•	Retest Date
•	Approval Signature

A Certificate of Conformance (COC)
This document will attest to the fact that the batch of API was made in accordance with all applicable regulations, licenses, and company policies statement confirming that the batch record has been reviewed and approved by ORGANICHEM’s Quality Assurance.

The above certificates will be signed by ORGANICHEM’s authorized personnel.

APPENDIX V

Batch Document Audit Schedule

The primary responsibility for batch document review resides with Organichem. New River has every confidence in Organichem’s expertise and ability to review and approve batch documents as part of the release of API to New River or it’s affiliates. However to demonstrate this [***]. This will supplement the annual cGMP audit, or any other investigations related to quality or batch incidents.

The following table outlines the plans for New River or it’s affiliates review of batch documentation:

	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
 [***]

APPENDIX D - List of Schedules.

Schedule A: Bill of Materials

Schedule B: Exclusive Component Purchasing Summary for Key or Critical raw materials

Schedule C: Shipping Logistics Protocol

Schedule A: Bill of Materials

The materials required to produce one [***] of NRP104 are summarized in the table below:

Raw Material	ORGANICHEM Item Code #	Estimated Required Mass
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Schedule B: Exclusive Component Purchasing Summary for Key or Critical
Raw Materials.

The materials determined to be critical and therefore requiring NEW RIVER participation in the change control process. These items are summarized in the table below:

Critical Material	ORGANICHEM Item Code #
[***]	[***]
[***]	[***]
[***]	[***]

Schedule C: Shipping Logistics Protocol

All materials must be properly classified, packaged, labeled and shipped according to all applicable national governmental regulations. A packing list and appropriate certificates of analysis must be included with each shipment. Shipments shall be made using carriers identified by NEW RIVER according to FCA Rensselaer shipping terms. Materials shall be shipped according to NEW RIVER’s written instructions as specified on the purchase order and any third party recipients shall require contact information including name, phone number and extension, and delivery address. Copies of all relevant shipping documents and Certificates of Analysis shall be provided to NEW RIVER.